   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 1996
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                TEGAL CORPORATION
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                       68-0370244
 (State or other            2201 S. McDowell Boulevard          (I.R.S. Employer
 jurisdiction of                  P.O. Box 6020                  Identification
incorporation or             Petaluma, CA 94955-6020                 Number)
  organization)     (Address of principal executive offices)
                              --------------------
                                TEGAL CORPORATION
                              AMENDED AND RESTATED
                              EQUITY INCENTIVE PLAN

                                TEGAL CORPORATION
                             1990 STOCK OPTION PLAN
                            (Full title of the plan)
                              --------------------
                                 ROBERT V. HERY
                      President and Chief Executive Officer
                                TEGAL CORPORATION
                           2201 S. McDowell Boulevard
                                  P.O. Box 6020
                             Petaluma, CA 94955-6020
                                 (707) 763-5600
 (Name, address and telephone number, including area code, of agent for service)
                                   Copies to:
                          Christopher L. Kaufman, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                          San Francisco, CA 94111-2586
                                 (415) 391-0600
                              --------------------
                         Calculation of Registration Fee

                                                   Proposed
                                   Proposed        Maximum
Title of             Amount         Maximum        Aggregate     Amount of
Securities to        to be       Offering Price    Offering     Registration
be Registered      Registered     Per Share (1)    Price (1)      Fee (1)
- -------------------------------------------------------------------------------
Common Stock,      1,700,001         $4.9778       $8,462,382.33  $2,918.06
$0.01 par value

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 27,869 shares at $7.25 per share and (ii) pursuant to Rule 457(c) for the remaining 1,672,132 shares registered hereunder (the average ($4.94) of the high ($5.125) and low (4.75) prices for the Company's Common Stock quoted on the Nasdaq National Market on September 16, 1996).

The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Tegal Corporation, a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

        1. The Company's Registration statement on Form S-8 (File No. 333-462) filed with the Commission on January 19, 1996, except for the incorporation by reference contained therein of the Company's Registration Statement on Form S-1 (File No. 33-84702), as amended, and the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

       2. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

       3. The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996.

       4.   The Company's Current Report on Form 8-K filed on September 5, 1996.

                                    EXHIBITS

The following exhibits are attached as part of this Registration Statement:

  Exhibit
  Number    Description of Exhibit
 --------   -----------------------
   4.1*     Amended and Restated Equity Incentive Plan.

   4.2*     1990 Stock Option Plan.

   5        Opinion of Latham & Watkins.

   23.1     Consent of Latham & Watkins (included in Exhibit 5).

   23.2     Consent of KPMG Peat Marwick LLP.

   24       Power of Attorney (included on page 3 of this Registration
            Statement).

- ---------------

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-84702) and incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California on this 20th day of September 1996.

                                    TEGAL CORPORATION

                                    By:  /s/ ROBERT V. HERY
                                         ---------------------------------------
                                         Robert V. Hery
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert V. Hery and David Curtis with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 20, 1996.

        Signature                                     Title

/s/ ROBERT V. HERY                      Chairman of the Board, President and
- ----------------------------------      Chief Executive Officer (Principal
Robert V. Hery                          Executive Officer)

/s/ DAVID CURTIS                        Vice President of Finance and
- ----------------------------------      Administration and Chief Financial
David Curtis                            Officer (Principal Financial Officer)

/s/ WILLIAM F. O'SHEA                   Corporate Controller (Principal
- ----------------------------------      Accounting Officer)
William F. O'Shea

/s/ FRED NAZEM                          Director
- ----------------------------------
Fred Nazem

/s/ JEFFREY M. KRAUSS                   Director
- ----------------------------------
Jeffrey M. Krauss

/s/ THOMAS R. MIKA                      Director
- ----------------------------------
Thomas R. Mika

/s/ EDWARD A. DOHRING                   Director
- ----------------------------------
Edward A. Dohring

                                INDEX TO EXHIBITS

Exhibit                                                                   Page

   4.1*   Amended and Restated Equity Incentive Plan.

   4.2*   1990 Stock Option Plan.

   5      Opinion of Latham & Watkins.

   23.1   Consent of Latham & Watkins (included in Exhibit 5).

   23.2   Consent of KPMG Peat Marwick LLP.

   24     Power of Attorney (included on page 3 of this Registration
          Statement).

- ---------------

* Filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 33-84702) and incorporated herein by reference.